UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2016

Appliance Recycling Centers of America, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

175 Jackson Avenue North, Suite 102, Minneapolis, Minnesota	55343-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-9000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 17, 2016, Appliance Recycling Centers of America, Inc. (the “Company”) received a letter from the staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, because the closing bid price for its Common Stock had been below $1.00 per share for the previous 30 consecutive business days, it no longer complied with the minimum bid price requirement for continued listing on The Nasdaq Capital Market. Nasdaq Marketplace Rule 5550(a)(2) requires a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). On April 20, 2016, the Staff notified the Company that it has determined that for the last 10 consecutive business days, from April 6, 2016 to April 19, 2016, the closing bid price of the Company’s Common Stock has been at or above the minimum $1.00 per share. Accordingly, the Company has regained compliance with the Minimum Bid Price Requirement and this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2016	Appliance Recycling Centers of America, Inc.

By:	/s/ Jeffery Ostapeic
Jeffery Ostapeic Chief Financial Officer

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